February 2018 Registration Statement No. 333-212571 Pricing Supplement dated February 26, 2018 Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. and International Equities

Contingent Income Auto-Callable Securities due September 1, 2020

Based on the Value of the Worst Performing of the iShares® MSCI Emerging Markets ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Unlike conventional debt securities, the securities do not guarantee the payment of interest or any return of principal at maturity. Instead, the securities offer the opportunity for investors to receive a contingent quarterly payment equal to 2.775% of the stated principal amount with respect to each quarterly determination period if a coupon barrier event has not occurred during that determination period. However, if a coupon barrier event has occurred during a determination period, investors will not receive any contingent quarterly payment for that determination period. A coupon barrier event will occur with respect to a determination period if the closing price of any underlier is less than 75% of its initial underlier value, which we refer to as a downside threshold level, on any scheduled trading day during that determination period. In addition, if the closing price of each underlier is greater than or equal to its initial underlier value on any determination period-end date (quarterly, beginning August 27, 2018) other than the final determination date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus any contingent quarterly payment otherwise due. However, if on any determination period-end date the closing price of any underlier is less than its initial underlier value, the securities will not be redeemed. If the securities are not redeemed prior to maturity and the final underlier value of each underlier is greater than or equal to its downside threshold level, the payment at maturity due on the securities will be equal to the stated principal amount plus any contingent quarterly payment otherwise due. However, if the securities are not redeemed prior to maturity and the final underlier value of any underlier is less than its downside threshold level, at maturity investors will lose 1% of the stated principal amount for every 1% that the final underlier value of the worst performing underlier is less than its initial underlier value. Under these circumstances, the amount investors receive will be less than 75% of the stated principal amount and could be zero. Because all payments on the securities are based on the worst performing of the underliers, a decline in the closing price of any underlier below its downside threshold level on any scheduled trading day during most or all of the determination periods will result in few or no contingent quarterly payments, and a decline in the closing price of any underlier below its downside threshold level on the final determination date will result in a significant loss of your investment, in each case, even if the other underliers appreciate or have not declined as much. The securities are for investors who are willing and able to risk their principal and forgo guaranteed interest payments, in exchange for the opportunity to receive contingent quarterly payments at a potentially above-market rate, subject to automatic early redemption. Investors will not participate in any appreciation of any underlier even though investors will be exposed to the depreciation in the value of the worst performing underlier if the securities have not been redeemed prior to maturity and the final underlier value of the worst performing underlier is less than its downside threshold level. Investors may lose their entire initial investment in the securities. The securities are unsecured and unsubordinated debt obligations of Barclays Bank PLC. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page 5 of this document) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Risk Factors” and “Consent to U.K. Bail-in Power” in this document and “Risk Factors” in the accompanying prospectus supplement.

FINAL TERMS
Issuer:	Barclays Bank PLC
Reference assets*:	iShares® MSCI Emerging Markets ETF (Bloomberg ticker symbol “EEM”) (the “EEM Fund”), iShares® Russell 2000 ETF (Bloomberg ticker symbol “IWM”) (the “IWM Fund”) and SPDR® S&P 500® ETF Trust (Bloomberg ticker symbol “SPY”) (the “SPY Fund”) (each an “underlier” and together the “underliers”)
Aggregate principal amount:	$2,200,000
Stated principal amount:	$1,000 per security
Initial issue price:	$1,000 per security (see “Commissions and initial issue price” below)
Pricing date:	February 26, 2018
Original issue date:	March 1, 2018
Maturity date*†:	September 1, 2020
Automatic early redemption:	The securities will not be redeemed prior to the August 27, 2018 determination period-end date. If, on any determination period-end date (quarterly, beginning August 27, 2018) other than the final determination date, the closing price of each underlier is greater than or equal to its initial underlier value, the securities will be automatically redeemed for an early redemption payment on the contingent payment date immediately following that determination period-end date. The securities will not be redeemed early if the closing price of any underlier is less than its initial underlier value on the related determination period-end date. No further payments will be made on the securities after they have been redeemed.
Early redemption payment:	The early redemption payment will be an amount per security equal to (i) the stated principal amount plus (ii) any contingent quarterly payment otherwise due.
Contingent quarterly payment:

•  If a coupon barrier event has not occurred during a determination period, we will pay a contingent quarterly payment of $27.75 (2.775% of the stated principal amount) per security on the related contingent payment date with respect to that determination period.

•  If a coupon barrier event has occurred during a determination period, no contingent quarterly payment will be made with respect to that determination period.

Payment at maturity:

If the securities are not automatically redeemed prior to maturity, you will receive on the maturity date a cash payment per security determined as follows:

•   If the final underlier value of each underlier is greater than or equal to its downside threshold level:

(i) stated principal amount plus (ii) any contingent quarterly payment otherwise due

•   If the final underlier value of any underlier is less than its downside threshold level:

stated principal amount × underlier performance factor of the worst performing underlier

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 and will represent a loss of more than 25%, and possibly all, of an investor’s initial investment. Investors may lose their entire initial investment in the securities. Any payment on the securities, including any repayment of principal, is not guaranteed by any third party and is subject to (a) the creditworthiness of Barclays Bank PLC and (b) the risk of exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

U.K. Bail-in Power acknowledgment:	Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder of the securities, by acquiring the securities, each holder of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page 5 of this document.
(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions	Proceeds to issuer
Per security	$1,000	$1,000	$20.00(2) $5.00(3)	$975.00
Total	$2,200,000	$2,200,000	$55,000	$2,145,000
(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is $964.30 per security. The estimated value is less than the initial issue price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page 4 of this document.

(2)	Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $20.00 for each security they sell. See “Supplemental Plan of Distribution” in this document.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each security.

One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the securities and hold such securities for investment for a period of at least 30 days. Accordingly, the total principal amount of the securities may include a portion that was not purchased by investors on the original issue date. Any unsold portion held by our affiliate(s) may affect the supply of securities available for secondary trading and, therefore, could adversely affect the price of the securities in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 16 of this document and on page S-7 of the prospectus supplement. You should read this document together with the related prospectus, prospectus supplement and index supplement, each of which can be accessed via the hyperlinks below, before you make an investment decision.

The securities will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this document in the initial sale of the securities. In addition, Barclays Capital Inc. or another of our affiliates may use this document in market resale transactions in any of the securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this document is being used in a market resale transaction.

The securities constitute our unsecured and unsubordinated obligations. The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Prospectus dated February 22, 2018	Prospectus Supplement dated July 18, 2016	Index Supplement dated July 18, 2016

Contingent Income Auto-Callable Securities due September 1, 2020

Based on the Value of the Worst Performing of the iShares® MSCI Emerging Markets ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Terms continued from previous page:
Downside threshold level*:

With respect to the EEM Fund: $37.635, which is equal to 75% of its initial underlier value (rounded to three decimal places)

With respect to the IWM Fund: $116.243, which is equal to 75% of its initial underlier value (rounded to three decimal places)

With respect to the SPY Fund: $208.425, which is equal to 75% of its initial underlier value (rounded to three decimal places)

Coupon barrier event:	A coupon barrier event will occur with respect to a determination period if (i) the closing price of any underlier is less than its downside threshold level on any scheduled trading day during that determination period and (ii) a market disruption event has not occurred with respect to that underlier on that day.
Initial underlier value*:

With respect to the EEM Fund: $50.18, which is the closing price of that underlier on the pricing date

With respect to the IWM Fund: $154.99, which is the closing price of that underlier on the pricing date

With respect to the SPY Fund: $277.90, which is the closing price of that underlier on the pricing date

Final underlier value*:	With respect to each underlier, the closing price of that underlier on the final determination date
Underlier performance factor:	With respect to each underlier, its final underlier value divided by its initial underlier value
Worst performing underlier:	The underlier with the lowest underlier performance factor
Determination periods:	There are ten quarterly determination periods. The first determination period will consist of each day from but excluding the pricing date to and including the first determination period-end date. Each subsequent determination period will consist of each day from but excluding a determination period-end date to and including the next following determination period-end date.
Determination period-end dates†:

May 29, 2018**, August 27, 2018, November 26, 2018, February 26, 2019, May 28, 2019, August 26, 2019, November 26, 2019, February 26, 2020, May 26, 2020 and August 26, 2020. We also refer to the final determination period-end date, August 26, 2020, as the final determination date.

** The securities are not subject to automatic early redemption until the second determination period-end date, which is August 27, 2018.

Contingent payment dates†:	June 1, 2018, August 30, 2018, November 29, 2018, March 1, 2019, May 31, 2019, August 29, 2019, December 2, 2019, March 2, 2020, May 29, 2020 and the maturity date
Closing price*:	With respect to each underlier, closing price has the meaning set forth under “Reference Assets—Exchange-Traded Funds—Special Calculation Provisions” in the prospectus supplement.
Additional terms:	Terms used in this document, but not defined herein, will have the meanings ascribed to them in the prospectus supplement.
CUSIP / ISIN:	06744CXR7 / US06744CXR77
Listing:	The securities will not be listed on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)
*	If the shares of an underlier are de-listed or if an underlier is liquidated or otherwise terminated, the calculation agent may select a successor underlier or, if no successor underlier is available, may accelerate the maturity date. In addition, in the case of certain events related to an underlier, the calculation agent may adjust any variable, including but not limited to, that underlier and the initial underlier value, final underlier value, downside threshold level and closing price of that underlier if the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares of that underlier. For more information, see “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with an Exchange-Traded Fund as a Reference Asset” in the accompanying prospectus supplement.
†	Each determination period-end date may be postponed if that determination period-end date is not a scheduled trading day with respect to any underlier or if a market disruption event occurs with respect to any underlier on that determination period-end date as described under “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with an Exchange-Traded Fund That Holds Equity Securities as a Reference Asset” and “Reference Assets—Least or Best Performing Reference Asset—Scheduled Trading Days and Market Disruption Events for Securities Linked to the Reference Asset with the Lowest or Highest Return in a Group of Two or More Equity Securities, Exchange-Traded Funds and/or Indices of Equity Securities” in the accompanying prospectus supplement. In addition, a contingent payment date and/or the maturity date will be postponed if that day is not a business day or if the relevant determination period-end date is postponed as described under “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement.
Barclays Capital Inc.

February 2018	Page 2

Contingent Income Auto-Callable Securities due September 1, 2020

Based on the Value of the Worst Performing of the iShares® MSCI Emerging Markets ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Additional Terms of the Securities

You should read this document together with the prospectus dated February 22, 2018, as supplemented by the prospectus supplement dated July 18, 2016 and the index supplement dated July 18, 2016 relating to our Global Medium-Term Notes, Series A, of which the securities are a part. This document, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

When you read the prospectus supplement and the index supplement, note that all references to the prospectus dated July 18, 2016, or to any sections therein, should refer instead to the accompanying prospectus dated February 22, 2018, or to the corresponding sections of that prospectus.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated February 22, 2018:
http://www.sec.gov/Archives/edgar/data/312070/000119312518053870/d515301dposasr.htm

Prospectus supplement dated July 18, 2016:
http://www.sec.gov/Archives/edgar/data/312070/000110465916132999/a16-14463_21424b3.htm

Index supplement dated July 18, 2016:
http://www.sec.gov/Archives/edgar/data/312070/000110465916133002/a16-14463_22424b3.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this document, “we,” “us” and “our” refer to Barclays Bank PLC.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

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Contingent Income Auto-Callable Securities due September 1, 2020

Based on the Value of the Worst Performing of the iShares® MSCI Emerging Markets ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is less than the initial issue price of the securities. The difference between the initial issue price of the securities and our estimated value of the securities results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 40 days after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the securities and/or any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 16 of this document.

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Contingent Income Auto-Callable Securities due September 1, 2020

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Principal at Risk Securities

Consent to U.K. Bail-in Power

Notwithstanding any other agreements, arrangements or understandings between us and any holder of the securities, by acquiring the securities, each holder of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is an European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder of the securities such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the securities, or amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the securities further acknowledges and agrees that the rights of the holders of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Risk Factors—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

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Contingent Income Auto-Callable Securities due September 1, 2020

Based on the Value of the Worst Performing of the iShares® MSCI Emerging Markets ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

The Contingent Income Auto-Callable Securities due September 1, 2020 Based on the Value of the Worst Performing of the iShares® MSCI Emerging Markets ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust, which we refer to as the securities, provide an opportunity for investors to receive a contingent quarterly payment, which is an amount equal to $27.75 (2.775% of the stated principal amount), with respect to each quarterly determination period if a coupon barrier event has not occurred during that determination period. However, if a coupon barrier event has occurred during a determination period, investors will not receive any contingent quarterly payment for that determination period. A coupon barrier event will occur with respect to a determination period if the closing price of any underlier is less than 75% of its initial underlier value, which we refer to as a downside threshold level, on any scheduled trading day during that determination period. The closing price of at least one of the underliers could be below its downside threshold level on any scheduled trading day during most or all of the determination periods so that you receive few or no contingent quarterly payments over the term of the securities.

The securities will not be redeemed prior to the August 27, 2018 determination period-end date. If the closing price of each underlier is greater than or equal to its initial underlier value on any determination period-end date (other than the final determination date) after the initial six-month non-call period, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus any contingent quarterly payment otherwise due. If the securities are automatically redeemed prior to maturity, investors will receive no further contingent quarterly payments. At maturity, if the securities have not previously been redeemed and the final underlier value of each underlier is greater than or equal to its downside threshold level, the payment at maturity will be equal to the stated principal amount plus any contingent quarterly payment otherwise due. However, if the securities have not previously been redeemed and the final underlier value of any underlier is less than its downside threshold level, investors will lose 1% of the stated principal amount for every 1% that the final underlier value of the worst performing underlier is less than its initial underlier value. Under these circumstances, the amount investors receive will be less than 75% of the stated principal amount and could be zero. Investors in the securities must be willing and able to accept the risk of losing their entire initial investment based on the performance of the worst performing underlier and also the risk of not receiving any contingent quarterly payment throughout the entire term of the securities. In addition, investors will not participate in any appreciation of any underlier.

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Contingent Income Auto-Callable Securities due September 1, 2020

Based on the Value of the Worst Performing of the iShares® MSCI Emerging Markets ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Key Investment Rationale

The securities are for investors who are willing and able to risk their principal and forgo guaranteed interest payments, in exchange for the opportunity to receive contingent quarterly payments at a potentially above-market rate, subject to automatic early redemption. The securities offer investors an opportunity to receive a contingent quarterly payment of $27.75 (2.775% of the stated principal amount) with respect to each determination period if a coupon barrier event has not occurred during that determination period. In addition, the following scenarios reflect the potential payment on the securities, if any, upon an automatic early redemption or at maturity:

Scenario 1

On any determination period-end date (other than the final determination date) after the initial six-month non-call period, the closing price of each underlier is greater than or equal to its initial underlier value.

▪  The securities will be automatically redeemed for (i) the stated principal amount plus (ii) any contingent quarterly payment otherwise due.

▪  Investors will not participate in any appreciation of any underlier from its initial underlier value and will receive no further contingent quarterly payments.

Scenario 2

The securities are not automatically redeemed prior to maturity and the final underlier value of each underlier is greater than or equal to its downside threshold level.

▪  The payment due at maturity will be (i) the stated principal amount plus (ii) any contingent quarterly payment otherwise due.

▪  Investors will not participate in any appreciation of any underlier from its initial underlier value.

Scenario 3

The securities are not automatically redeemed prior to maturity and the final underlier value of any underlier is less than its downside threshold level.

▪  The payment due at maturity will be equal to the stated principal amount times the underlier performance factor of the worst performing underlier. In this case, at maturity, the securities pay less than 75% of the stated principal amount and the percentage loss of the stated principal amount will be equal to the percentage decrease in the final underlier value of the worst performing underlier from its initial underlier value. For example, if the final underlier value of the worst performing underlier is 55% less than its initial underlier value, the securities will pay $450.00 per security, or 45% of the stated principal amount, for a loss of 55% of the stated principal amount. Investors will lose a significant portion and may lose all of their principal in this scenario.

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Contingent Income Auto-Callable Securities due September 1, 2020

Based on the Value of the Worst Performing of the iShares® MSCI Emerging Markets ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Selected Purchase Considerations

The securities are not suitable for all investors. The securities may be a suitable investment for you if all of the following statements are true:

▪	You do not seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.

▪	You do not anticipate that the final underlier value of any underlier will be less than its downside threshold level on the final determination date, and you are willing and able to accept the risk that, if it is, you will lose a significant portion or all of the stated principal amount.

▪	You understand that a coupon barrier event will occur with respect to a determination period if the closing price of any underlier is less than its downside threshold level on any scheduled trading day during that determination period, and you are willing and able to accept the risk that, if a coupon barrier event occurs during a determination period, you will not receive any contingent quarterly payment for that determination period.

▪	You understand that the closing price of any underlier could be below its downside threshold level on any scheduled trading day during most or all of the determination periods, and you are willing and able to accept the risk that, if it is, you will receive few or no contingent quarterly payments over the term of the securities.

▪	You are willing and able to accept the individual market risk of each underlier and you understand that poor performance by any underlier over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underliers.

▪	You are willing and able to forgo participation in any appreciation of any underlier, and you understand that any return on your investment will be limited to the contingent quarterly payments that may be payable on the securities.

▪	You are willing and able to accept the risks associated with an investment linked to the performance of the worst performing of the underliers, as explained in more detail in the “Risk Factors” section of this document.

▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the underliers or the securities held by the underliers, nor will you have any voting rights with respect to the underliers or the securities held by the underliers.

▪	You are willing and able to accept the risk that the securities may be automatically redeemed prior to scheduled maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity if the securities are not automatically redeemed.

▪	You are willing and able to assume our credit risk for all payments on the securities.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be a suitable investment for you if any of the following statements are true:

▪	You seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.

▪	You seek an investment that provides for the full repayment of principal at maturity.

▪	You anticipate that the final underlier value of any underlier will be less than its downside threshold level on the final determination date, or you are unwilling or unable to accept the risk that, if it is, you will lose a significant portion or all of the stated principal amount.

▪	You are unwilling or unable to accept the risk that, if the closing price of any underlier is less than its downside threshold level on any scheduled trading day during a determination period, a coupon barrier event will occur with respect to that determination period and you will not receive any contingent quarterly payment for that determination period.

▪	You are unwilling or unable to accept that, if the closing price of any underlier is below its downside threshold level on any scheduled trading day during most or all of the determination periods, you will receive few or no contingent quarterly payments over the term of the securities.

▪	You are unwilling or unable to accept the individual market risk of each underlier or the risk that poor performance by any underlier over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underliers.

▪	You seek exposure to any upside performance of the underliers or you seek an investment with a return that is not limited to the contingent quarterly payments that may be payable on the securities.

February 2018	Page 8

Contingent Income Auto-Callable Securities due September 1, 2020

Based on the Value of the Worst Performing of the iShares® MSCI Emerging Markets ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the worst performing of the underliers, as explained in more detail in the “Risk Factors” section of this document.

▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the underliers or the securities held by the underliers.

▪	You are unwilling or unable to accept the risk that the securities may be automatically redeemed prior to scheduled maturity.

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity if they are not automatically redeemed.

▪	You are unwilling or unable to assume our credit risk for all payments on the securities.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

You must rely on your own evaluation of the merits of an investment in the securities. You should reach a decision whether to invest in the securities after carefully considering, with your advisors, the suitability of the securities in light of your investment objectives and the specific information set forth in this document, the prospectus, the prospectus supplement and the index supplement. Neither the issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the securities for investment.

February 2018	Page 9

Contingent Income Auto-Callable Securities due September 1, 2020

Based on the Value of the Worst Performing of the iShares® MSCI Emerging Markets ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on the closing price of each underlier on the scheduled trading days during the determination periods and on the final determination date.

Diagram #1: Determination Periods Prior to the Final Determination Period

Diagram #2: Payment at Maturity If No Automatic Early Redemption Occurs

For more information about the payment upon an automatic early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

February 2018	Page 10

Contingent Income Auto-Callable Securities due September 1, 2020

Based on the Value of the Worst Performing of the iShares® MSCI Emerging Markets ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Hypothetical Examples

The numbers appearing in the following examples may have been rounded for ease of analysis. The examples below assume that the securities will be held until maturity or earlier redemption and do not take into account the tax consequences of an investment in the securities. The examples below are based on the following terms:*

Hypothetical Initial Underlier Values:	With respect to each underlier: $100.00
Hypothetical Downside Threshold Levels:	With respect to each underlier: $75.000, which is 75% of its hypothetical initial underlier value
Contingent Quarterly Payment:	$27.75 (2.775% of the stated principal amount)
Stated Principal Amount:	$1,000 per security

* Terms used for purposes of these hypothetical examples do not represent the actual initial underlier values or downside threshold levels applicable to the securities. In particular, the hypothetical initial underlier value of $100.00 for each underlier used in these examples has been chosen for illustrative purposes only and does not represent the actual initial underlier value for any underlier. Please see “iShares® MSCI Emerging Markets ETF Overview,” “iShares® Russell 2000 ETF Overview” and “SPDR® S&P 500® ETF Trust Overview” below for recent actual values of the underliers. The actual initial underlier value and downside threshold level with respect to each underlier are set forth on the cover page of this document.

The examples below are based on the worst performing underlier during each determination period and on the final determination date, and assume that no market disruption event occurs with respect to any underlier during the term of the securities. We make no representation or warranty as to which of the underliers will be the worst performing underlier for the purpose of calculating the payment at maturity, if applicable, or as to what the closing price of any underlier will be on any scheduled trading day during any determination period. For purposes of the examples below, the “worst performing underlier” on any scheduled trading day during each determination period or on the final determination date will be the underlier with the largest percentage decline from its initial underlier value to its closing price on that scheduled trading day or the final determination date, as applicable.

In Examples 1 and 2, the closing price of each underlier is greater than or equal to its hypothetical initial underlier value of $100.00 on one of the determination period-end dates after the initial six-month non-call period and prior to the final determination date. Because the closing price of each underlier is greater than or equal to its initial underlier value on one of the determination period-end dates after the initial six-month non-call period and prior to the final determination date, the securities are automatically redeemed following the relevant determination period-end date. In Examples 3 and 4, the closing price of at least one of the underliers on the determination period-end dates after the initial six-month non-call period and prior to the final determination date is less than its initial underlier value, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

February 2018	Page 11

Contingent Income Auto-Callable Securities due September 1, 2020

Based on the Value of the Worst Performing of the iShares® MSCI Emerging Markets ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Example 1
Determination Periods	Hypothetical Lowest Closing Price of Worst Performing Underlier during Determination Period	Did a Coupon Barrier Event Occur during Determination Period?	Hypothetical Closing Price of Worst Performing Underlier on Determination Period-End Date	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)
#1	$50.00	Yes	$105.00	$0	N/A
#2	$85.00	No	$120.00	—*	$1,027.75
#3	N/A	N/A	N/A	N/A	N/A
#4	N/A	N/A	N/A	N/A	N/A
#5	N/A	N/A	N/A	N/A	N/A
#6	N/A	N/A	N/A	N/A	N/A
#7	N/A	N/A	N/A	N/A	N/A
#8	N/A	N/A	N/A	N/A	N/A
#9	N/A	N/A	N/A	N/A	N/A
Final Determination Period	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A

* If the securities are automatically redeemed, the early redemption payment will include any contingent quarterly payment otherwise due.

In Example 1, the securities are automatically redeemed following the second determination period, as the closing price of each underlier on the second determination period-end date is greater than or equal to its initial underlier value, and the second determination period-end date is the first determination period-end date on which the securities are subject to automatic early redemption. As a coupon barrier event did not occur during the related determination period, the early redemption payment you receive following the second determination period will include the contingent quarterly payment due with respect to that determination period, and the early redemption payment will be calculated as follows:

stated principal amount + contingent quarterly payment = $1,000 + $27.75 = $1,027.75

In this example, the automatic early redemption feature limits the term of your investment to approximately 6 months, and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments. Even though each underlier has appreciated above its initial underlier value on the first determination period-end date, the securities are not automatically redeemed, as the securities will not be redeemed prior to the second determination period-end date. Further, although the worst performing underlier has appreciated from its initial underlier value as of the second determination period-end date, upon automatic early redemption you receive only $1,027.75 per security and do not benefit from the appreciation of any underlier.

February 2018	Page 12

Contingent Income Auto-Callable Securities due September 1, 2020

Based on the Value of the Worst Performing of the iShares® MSCI Emerging Markets ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

	Example 2
Determination Periods	Hypothetical Lowest Closing Price of Worst Performing Underlier during Determination Period	Did a Coupon Barrier Event Occur during Determination Period?	Hypothetical Closing Price of Worst Performing Underlier on Determination Period-End Date	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)
#1	$95.00	No	$95.00	$27.75	N/A
#2	$50.00	Yes	$65.00	$0	N/A
#3	$40.00	Yes	$55.00	$0	N/A
#4	$59.50	Yes	$79.50	$0	N/A
#5	$80.00	No	$95.00	$27.75	N/A
#6	$40.00	Yes	$105.00	—*	$1,000.00
#7	N/A	N/A	N/A	N/A	N/A
#8	N/A	N/A	N/A	N/A	N/A
#9	N/A	N/A	N/A	N/A	N/A
Final Determination Period	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A

* If the securities are automatically redeemed, the early redemption payment will include any contingent quarterly payment otherwise due.

In Example 2, the securities are automatically redeemed following the sixth determination period, as the closing price of each underlier on the sixth determination period-end date is greater than its initial underlier value. Because a coupon barrier event has not occurred during the first and fifth determination periods, you receive the contingent quarterly payment of $27.75 with respect to those determination periods. Because a coupon barrier event has occurred with respect to the sixth determination period, the early redemption payment you receive following the sixth determination period will not include any contingent quarterly payment with respect to that determination period, and the early redemption payment will be equal to the stated principal amount of $1,000. Moreover, because a coupon barrier event occurred with respect to the second, third and fourth determination periods, no contingent quarterly payment is made with respect to those determination periods.

In this example, the automatic early redemption feature limits the term of your investment to approximately 18 months, and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments.

February 2018	Page 13

Contingent Income Auto-Callable Securities due September 1, 2020

Based on the Value of the Worst Performing of the iShares® MSCI Emerging Markets ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Examples 3 and 4 illustrate the payment at maturity per security based on the final underlier value of the worst performing underlier.

	Example 3
Determination Periods	Hypothetical Lowest Closing Price of Worst Performing Underlier during Determination Period	Did a Coupon Barrier Event Occur during Determination Period?	Hypothetical Closing Price of Worst Performing Underlier on Determination Period-End Date	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)
#1	$65.00	Yes	$85.00	$0	N/A
#2	$55.00	Yes	$90.00	$0	N/A
#3	$50.00	Yes	$80.00	$0	N/A
#4	$60.00	Yes	$75.00	$0	N/A
#5	$45.00	Yes	$45.00	$0	N/A
#6	$40.00	Yes	$40.00	$0	N/A
#7	$50.00	Yes	$75.00	$0	N/A
#8	$60.00	Yes	$80.00	$0	N/A
#9	$55.00	Yes	$60.00	$0	N/A
Final Determination Period	$50.00	Yes	$50.00	$0	N/A
Payment at Maturity	$500.00

In Example 3, a coupon barrier event has occurred during each determination period throughout the term of the securities. As a result, you do not receive any contingent quarterly payments during the term of the securities even if the closing prices of the other underliers on each scheduled trading day during the determination periods have appreciated or have not declined below their respective downside threshold levels. As indicated in this example, a coupon barrier event may occur during a determination period even if the closing price of the worst performing underlier on the determination period-end date for that determination period is greater than its downside threshold level. Because the final underlier value of the worst performing underlier is less than its downside threshold level, at maturity, you are fully exposed to the decline in the closing price of the worst performing underlier. Thus, investors will receive a cash payment at maturity that is significantly less than the stated principal amount per security, calculated as follows:

($1,000 × underlier performance factor of the worst performing underlier)

= $1,000 × (final underlier value of the worst performing underlier / initial underlier value of the worst performing underlier)

= $1,000 × ($50.00 / $100.00) = $500.00

In this example, the cash payment you receive at maturity is significantly less than the stated principal amount.

February 2018	Page 14

Contingent Income Auto-Callable Securities due September 1, 2020

Based on the Value of the Worst Performing of the iShares® MSCI Emerging Markets ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

	Example 4
Determination Periods	Hypothetical Lowest Closing Price of Worst Performing Underlier during Determination Period	Did a Coupon Barrier Event Occur during Determination Period?	Hypothetical Closing Price of Worst Performing Underlier on Determination Period-End Date	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)
#1	$65.00	Yes	$90.00	$0	N/A
#2	$55.00	Yes	$60.00	$0	N/A
#3	$50.00	Yes	$85.00	$0	N/A
#4	$60.00	Yes	$80.00	$0	N/A
#5	$45.00	Yes	$85.00	$0	N/A
#6	$40.00	Yes	$60.00	$0	N/A
#7	$50.00	Yes	$80.00	$0	N/A
#8	$60.00	Yes	$90.00	$0	N/A
#9	$55.00	Yes	$75.00	$0	N/A
Final Determination Period	$50.00	Yes	$85.00	$0	N/A
Payment at Maturity	$1,000.00

In Example 4, a coupon barrier event has occurred during each determination period throughout the term of the securities. As a result, you do not receive any contingent quarterly payments with respect to any determination period even if the closing prices of the other underliers on each scheduled trading day during the determination periods have appreciated or have not declined below their respective downside threshold levels. As indicated in this example, a coupon barrier event may occur during a determination period even if the closing price of the worst performing underlier on the determination period-end date for that determination period is greater than its downside threshold level. In addition, the closing price of the worst performing underlier decreases to a final underlier value of 85.00. Although the final underlier value of the worst performing underlier is less than its initial underlier value, because the final underlier value of the worst performing underlier is still not less than its downside threshold level, you receive the stated principal amount at maturity. However, because a coupon barrier event has occurred during the final determination period, you will not receive a contingent quarterly payment with respect to the final determination period.

In this example, although the final underlier value of the worst performing underlier represents a 15% decline from its initial underlier value, you receive the stated principal amount of $1,000 per security at maturity because the final underlier value of the worst performing underlier is not less than its downside threshold level.

February 2018	Page 15

Contingent Income Auto-Callable Securities due September 1, 2020

Based on the Value of the Worst Performing of the iShares® MSCI Emerging Markets ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Risk Factors

An investment in the securities involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. Investing in the securities is not equivalent to investing directly in any or all of the underliers or the securities held by the underliers or composing the indices tracked by the underliers (the “tracked indices”). The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the prospectus supplement, including the risk factors discussed under the following headings:

o	“Risk Factors—Risks Relating to the Securities Generally”;

o	“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities, Indices of Equity Securities or Exchange-Traded Funds that Hold Equity Securities”; and

o	“Risk Factors—Additional Risks Relating to Securities That We May Call or Redeem (Automatically or Otherwise).”

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the stated principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final underlier value of any underlier is less than its downside threshold level, you will be exposed to the decline in the closing price of the worst performing underlier, as compared to its initial underlier value, on a 1-to-1 basis and you will receive for each security that you hold at maturity an amount in cash equal to the stated principal amount times the underlier performance factor of the worst performing underlier. Under these circumstances, your payment at maturity will be less than 75% of the stated principal amount and could be zero.

▪	You will not receive any contingent quarterly payment for any quarterly determination period if a coupon barrier event occurs on any scheduled trading day during that determination period with respect to any underlier. The terms of the securities differ from those of ordinary debt securities in that they do not provide for regular interest payments. Instead, a contingent quarterly payment will be made with respect to a determination period only if a coupon barrier event has not occurred during that determination period. A coupon barrier event will occur if the closing price of any underlier is less than its downside threshold level on any scheduled trading day during that determination period. If the closing price of at least one underlier is below its downside threshold level on any scheduled trading day during a determination period (i.e., if a coupon barrier event has occurred during that determination period), you will not receive a contingent quarterly payment with respect to that determination period even if the closing prices of the other underliers on each scheduled trading day during the determination periods have appreciated or have not declined below their respective downside threshold levels and even if each underlier closes above its downside threshold level on the determination period end date for that determination period. Therefore, unless each underlier closes above its downside threshold level on each scheduled trading day during a determination period, you will not receive any contingent quarterly payment for that determination period. The closing price of the worst performing underlier could be below its downside threshold level on any scheduled trading day during most or all of the determination periods so that you receive few or no contingent quarterly payments over the term of the securities. If you do not receive sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪	Credit of issuer. The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

February 2018	Page 16

Contingent Income Auto-Callable Securities due September 1, 2020

Based on the Value of the Worst Performing of the iShares® MSCI Emerging Markets ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

▪	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority. Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder of the securities, by acquiring the securities, each holder of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this document. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders of the securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. See “Consent to U.K. Bail-in Power” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

▪	You are exposed to the market risk of each underlier, with respect to both the contingent quarterly payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of each underlier. Rather, it will be contingent upon the independent performance of each underlier. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlier. Poor performance by any underlier over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underliers. To receive a contingent quarterly payment with respect to a determination period, each underlier must close at or above its downside threshold level on each scheduled trading day during that determination period. In addition, if the securities have not been automatically redeemed early and any underlier has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlier over the term of the securities on a 1-to-1 basis, even if the other underliers have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 75% of the stated principal amount and could be zero. Accordingly, your investment is subject to the market risk of each underlier.

▪	Because the securities are linked to the performance of the worst performing underlier, you are exposed to greater risks of no contingent quarterly payments and sustaining a significant loss on your investment than if the securities were linked to just one underlier. The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlier. With three underliers, it is more likely that any underlier will close below its downside threshold level on any scheduled trading day during any determination period than if the securities were linked to only one underlier, and therefore it is more likely that you will not receive any contingent quarterly payments. In addition, because each underlier must close above its initial underlier value on a quarterly determination period-end date (other than the final determination date) after the initial six-month non-call period in order for the securities to be redeemed prior to maturity, the securities are less likely to be redeemed on any determination period-end date (other than the final determination date) after the initial six-month non-call period than if the securities were linked to just one underlier. Further, with three underliers, it is more likely that any underlier will close below its downside threshold level on the final determination date than if the securities were linked to only one underlier, and therefore it is more likely that you will suffer a significant loss on your investment.

▪	Automatic early redemption risk. The term of your investment in the securities may be limited to as short as approximately six months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, no further contingent quarterly payments will be made on the securities and you may be forced to reinvest in a lower interest rate environment. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities in a comparable investment with a similar level of risk in the event the securities are redeemed prior to the maturity date.

▪	Contingent repayment of principal applies only at maturity. You should be willing and able to hold the securities to maturity. If you sell the securities prior to maturity in the secondary market, if any, you may have to sell the securities at a loss relative to your initial investment even if the price of each underlier is above its downside threshold level.

▪	You will not participate in any appreciation in the value of any underlier. You will not participate in any appreciation in the value of any underlier from its initial underlier value even though you will be exposed to the depreciation in the value of the worst performing underlier if the securities have not been redeemed prior to maturity and the final underlier value of the worst performing underlier is less than its downside threshold level. The return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination period during which a coupon barrier event has not occurred.

February 2018	Page 17

Contingent Income Auto-Callable Securities due September 1, 2020

Based on the Value of the Worst Performing of the iShares® MSCI Emerging Markets ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

▪	The securities will not be listed on any securities exchange, and secondary trading may be limited. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the securities in the secondary market but are not required to do so and may cease any such market making activities at any time, without notice. Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price, if any, at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the securities (as described on the cover page of this document), which may inhibit the development of a secondary market for the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

▪	The contingent quarterly payment is based on the closing price of each underlier throughout the determination periods. Whether the contingent quarterly payment will be made with respect to a determination period will be based on the closing price of each underlier on each scheduled trading day during that determination period. As a result, you will not know whether you will receive the contingent quarterly payment with respect to a determination period until the end of that determination period. Moreover, because each contingent quarterly payment is based solely on the closing price of each underlier on any scheduled trading day during a determination period, if the closing price of any underlier on any scheduled trading day during a determination period is less than its downside threshold level, you will not receive any contingent quarterly payment with respect to that determination period, even if the closing price of that underlier was higher on other days during that determination period.

▪	The securities are subject to volatility risk. Volatility is a measure of the degree of variation in the prices of the underliers over a period of time. The contingent quarterly payment will be determined on the pricing date based on a number of factors, including the expected volatility of the underliers. The contingent quarterly payment will be higher than the fixed rate that we would pay on a conventional debt security of the same tenor and will be higher than it otherwise would have been had the expected volatility of the underliers, calculated as of the pricing date, been lower. As volatility of an underlier increases, there will typically be a greater likelihood that (a) the closing price of that underlier will be less than its downside threshold level during one or more determination periods and (b) the final underlier value of that underlier will be less than its downside threshold level.

Accordingly, you should understand that a higher contingent quarterly payment will reflect, among other things, an indication of a greater likelihood that you will (a) not receive contingent quarterly payments with respect to one or more determination periods and/or (b) incur a loss of principal at maturity than would have been the case had the contingent quarterly payment been lower. In addition, actual volatility over the term of the securities may be significantly higher than the expected volatility at the time the terms of the securities were determined. If actual volatility is higher than expected, you will face an even greater risk that you will not receive contingent quarterly payments and/or that you will lose a significant portion or all of your principal at maturity for the reasons described above.

▪	Owning the securities is not equivalent to owning any or all underliers, the securities held by the underliers or the securities composing the tracked indices. The return on your securities may not reflect the return you would realize if you actually owned the underliers, the securities held by the underliers or the securities composing the tracked indices. For example, as a holder of the securities, you will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the underliers, the securities held by the underliers or the securities composing the tracked indices.

February 2018	Page 18

Contingent Income Auto-Callable Securities due September 1, 2020

Based on the Value of the Worst Performing of the iShares® MSCI Emerging Markets ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

▪	Certain features of the underliers will impact the value of the securities. The performance of the underliers will not fully replicate the performance of the tracked indices, and the underliers may hold securities not included in the tracked indices. The value of the underliers is subject to:

o	Management risk. This is the risk that the investment strategy for the underliers, the implementation of which is subject to a number of constraints, may not produce the intended results.

o	Derivatives risk. The underliers may invest in derivatives, including forward contracts, futures contracts, options on futures contracts, options and swaps. A derivative is a financial contract, the value of which depends on, or is derived from, the value of an underlying asset such as a security or an index. Compared to conventional securities, derivatives can be more sensitive to changes in interest rates or to sudden fluctuations in market prices.

o	Transaction costs and fees. Unlike the tracked indices, the underliers will reflect transaction costs and fees that will reduce its performance relative to the tracked indices.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the factors described above. In addition, the underliers may diverge significantly from the performance of the tracked indices due to differences in trading hours between the underliers and the securities composing the tracked indices or other circumstances. During periods of market volatility, securities held by the underliers may be unavailable in the secondary market, market participants may be unable to calculate accurately the intraday net asset value per share of the underliers and the liquidity of the underliers may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares in the underliers. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the underliers. As a result, under these circumstances, the market value of the underliers may vary substantially from the net asset value per share of the underliers. Because the securities are linked to the performance of the underliers and not the tracked indices, the return on your securities may be less than that of an alternative investment linked directly to the tracked indices.

▪	Adjustments to the underliers or to their tracked indices could adversely affect the value of the securities. The investment adviser to the underliers seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the tracked indices. Pursuant to its investment strategy or otherwise, an investment adviser may add, delete or substitute the components of the underliers. Any of these actions could adversely affect the value of the underliers and, consequently, the value of the securities.

In addition, the publisher of the tracked indices is responsible for calculating and maintaining the tracked indices. The tracked indices publisher may add, delete or substitute the securities composing that tracked indices or make other methodological changes required by certain corporate events relating to the securities composing the tracked indices, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the tracked indices. The tracked indices publisher may also discontinue or suspend calculation or publication of the tracked indices at any time. If this discontinuance or suspension occurs, following the termination of any underlier, the calculation agent will have the sole discretion to substitute a successor fund that is comparable to the discontinued underlier, or if the calculation agent determines that no successor fund is available, to accelerate the maturity date of the securities. If the securities are accelerated, investors will not receive any further contingent quarterly payments. Any of these actions could adversely affect the value of the underliers and, consequently, the value of the securities.

For a description of the actions that may be taken by the calculation agent in the event that the publisher of either tracked index discontinues or suspends calculation of that tracked index or any underlier is liquidated or otherwise terminated, see “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with an Exchange-Traded Fund as a Reference Asset” in the prospectus supplement.

▪	There are risks associated with investments in securities linked to the value of non-U.S. equity securities with respect to the EEM Fund — The component securities held by the EEM Fund are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of such non-U.S. equity securities, such as the securities, involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

February 2018	Page 19

Contingent Income Auto-Callable Securities due September 1, 2020

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Principal at Risk Securities

▪	Risks associated with emerging markets with respect to the EEM Fund — The component securities held by the EEM Fund have been issued by non-U.S. companies located in emerging market countries. Emerging markets pose further risks in addition to the risks associated with investing in foreign equity markets generally, as described in the previous risk factor. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

Beginning in June 2018, the component securities held by the EEM Fund will include equity securities that are traded on mainland Chinese exchanges (as distinct from exchanges in Hong Kong). Shares traded on mainland Chinese exchanges, referred to as A-shares, are subject to regulation by Chinese authorities, including regulations that limit the amount of shares of equity securities that may be held by foreign investors. These regulations may adversely affect the price of A-shares. Trading in A-shares may be less liquid and subject to greater volatility, including as a result of actions by the Chinese government, than trading on international exchanges outside of mainland China.

▪	The price of the EEM Fund is subject to currency exchange risk with respect to the U.S. dollar and the non-U.S. currencies represented in the EEM Fund — Because the price of the EEM Fund is related to the U.S. dollar value of the component securities held by the EEM Fund, the price of the EEM Fund will be exposed to the currency exchange rate risk with respect to each of the currencies in which the component securities held by the EEM Fund trade. An investor’s net exposure will depend on the extent to which each of those non-U.S. currencies strengthens or weakens against the U.S. dollar and the relative weight of the component securities denominated in those non-U.S. currencies. If, taking into account the relevant weighting, the U.S. dollar strengthens against those non-U.S. currencies, the price of the EEM Fund will be adversely affected and any payments on the Notes may be reduced.

Exchange rate movements for a particular currency are volatile and are the result of numerous factors, including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. Of particular importance to potential currency exchange risk are:

o	existing and expected rates of inflation;

o	existing and expected interest rate levels;

o	the balance of payments between the countries represented in the EEM Fund and the United States; and

o	the extent of governmental surpluses or deficits in the countries represented in the EEM Fund and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the EEM Fund, the United States and other countries important to international trade and finance.

▪	The securities are subject to small-capitalization companies risk with respect to the IWM Fund — The component securities held by the IWM Fund are issued by companies that are considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies, and therefore securities linked to the IWM Fund may be more volatile than an investment linked to an exchange-traded fund that holds component securities issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

February 2018	Page 20

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Principal at Risk Securities

▪	The calculation agent has discretion to make antidilution adjustments. For certain events affecting an underlier, the calculation agent may make adjustments to the amounts payable on the securities. However, the calculation agent will not make such adjustments in response to all events that could affect an underlier. If an event occurs for an underlier that does not require the calculation agent to make such adjustments, the value of the securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made in the sole discretion of the calculation agent, which will be binding on you absent manifest error. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the prospectus supplement as necessary to achieve an equitable result.

▪	Hedging and trading activity by the issuer and its affiliates could potentially adversely affect the value of the securities. Hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities could adversely affect the values of the underliers and, as a result, could decrease the amount an investor may receive on the securities at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial underlier values and, as a result, the downside threshold levels, which are the prices at or above which the respective underliers must close on each scheduled trading day during a determination period in order for you to receive a contingent quarterly payment with respect to that determination period or, if the securities are not redeemed prior to maturity, the prices at or above which the respective underliers must close on the final determination date in order for you to avoid being exposed to the negative price performance of the worst performing underlier at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the values of the underliers on any scheduled trading day during the determination periods, on any determination period-end date or on the final determination date and, accordingly, whether investors will receive one or more contingent quarterly payments, whether the securities are automatically redeemed prior to maturity and, if the securities are not redeemed prior to maturity, the payment at maturity, if any.

▪	The market price of the securities will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the securities in the secondary market. Although we expect that generally the values of the underliers on any day will affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of each underlier;

o	whether the closing price of any underlier has been, or is expected to be, below its downside threshold level on any scheduled trading day during any determination period or the final determination date;

o	correlation (or lack of correlation) of the underliers;

o	dividend rates on the underliers and the securities held by the underliers;

o	interest and yield rates in the market;

o	time remaining until the securities mature;

o	supply and demand for the securities;

o	geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the securities held by the underliers and that may affect the final underlier values;

o	the exchange rates relative to the U.S. dollar with respect to each of the currencies in which the component securities held by the EEM Fund trade; and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “iShares® MSCI Emerging Markets ETF Overview,” “iShares® Russell 2000 ETF Overview” and “SPDR® S&P 500® ETF Trust Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

▪	The estimated value of your securities is lower than the initial issue price of your securities. The estimated value of your securities on the pricing date is lower than the initial issue price of your securities. The difference between the initial issue price of your securities and the estimated value of the securities is a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

February 2018	Page 21

Contingent Income Auto-Callable Securities due September 1, 2020

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Principal at Risk Securities

▪	The estimated value of your securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

▪	The estimated value of the securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

▪	The estimated value of your securities is not a prediction of the prices at which you may sell your securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your securities and may be lower than the estimated value of your securities. The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the initial issue price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the maturity date could result in a substantial loss to you.

▪	The temporary price at which we may initially buy the securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your securities. Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

February 2018	Page 22

Contingent Income Auto-Callable Securities due September 1, 2020

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Principal at Risk Securities

▪	We and our affiliates, and any dealer participating in the distribution of the securities, may engage in various activities or make determinations that could materially affect your securities in various ways and create conflicts of interest. We and our affiliates play a variety of roles in connection with the issuance of the securities, as described below. In performing these roles, our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the securities.

In connection with our normal business activities and in connection with hedging our obligations under the securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the underliers or their components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the securities.

In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

In addition to the activities described above, we will also act as the calculation agent for the securities. As calculation agent, we will determine any values of each underlier and make any other determinations necessary to calculate any payments on the securities. In making these determinations, we may be required to make discretionary judgments, including determining whether a market disruption event has occurred on any date that the value of any underlier is to be determined; if the shares of any underlier are de-listed or if any underlier is liquidated or otherwise terminated, selecting a successor underlier or, if no successor underlier is available, determining whether to accelerate the maturity date; and determining whether to adjust any variable described herein in the case of certain events related to any underlier that the calculation agent determines have a diluting or concentrative effect on the theoretical value of the shares of that underlier. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities.

▪	Tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Additional provisions—Tax considerations” below.

February 2018	Page 23

Contingent Income Auto-Callable Securities due September 1, 2020

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Principal at Risk Securities

iShares® MSCI Emerging Markets ETF Overview

We have derived all information contained in this document regarding the iShares® MSCI Emerging Markets ETF (the “EEM Fund”) from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, iShares®, Inc., BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). The EEM Fund is an investment portfolio maintained and managed by iShares®, Inc. BFA is currently the investment adviser to the EEM Fund. The EEM Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “EEM.”

The EEM Fund seeks to track investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index (the “MXEF Index”). The MXEF Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of global emerging markets. The MXEF Index currently consists of the following 24 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, South Africa, Taiwan, Thailand, Turkey and the United Arab Emirates. For more information about the MXEF Index, see “Indices—The MSCI Indices” in the accompanying index supplement, as supplemented by the following updated information. Beginning in June 2018, the MXEF Index will include shares traded on mainland Chinese exchanges, referred to as A-shares.

BFA pursues a “representative sampling” indexing strategy in attempting to track the performance of the MXEF Index, and may not hold all of the equity securities composing the MXEF Index. The EEM Fund invests in a representative sample of securities that collectively has an investment profile similar to the MXEF Index. Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MXEF Index.

The MXEF Index is a financial calculation, based on a grouping of financial instruments, and is not an investment product, while the EEM Fund is an actual investment portfolio. The performance of the EEM Fund and the MXEF Index may vary for a number of reasons, including transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the EEM Fund’s portfolio and the MXEF Index resulting from the EEM Fund’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the EEM Fund but not to the MXEF Index. “Tracking error” is the divergence of the performance (return) of a fund’s portfolio from that of its underlying index. BFA expects that, over time, the EEM Fund’s tracking error will not exceed 5%. Because the EEM Fund uses a representative sampling indexing strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the EEM Fund. Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares®, Inc., BFA and the EEM Fund, please see the EEM Fund’s prospectus. In addition, information about iShares®, Inc. and the EEM Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We have not independently verified the accuracy or completeness of such information. Information contained in the iShares® website and other publicly available information is not incorporated by reference in, and should not be considered a part of, this document.

Information about the EEM Fund as of market close on February 26, 2018:

Bloomberg Ticker Symbol:	EEM	52 Week High:	$52.08
Current Closing Price:	$50.18	52 Week Low:	$37.59
52 Weeks Ago (2/27/2017):	$38.36

February 2018	Page 24

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Principal at Risk Securities

The following table sets forth the published high, low and period-end closing prices of the EEM Fund for each quarter for the period of January 2, 2013 through February 26, 2018. The associated graph shows the closing prices of the EEM Fund for each day in the same period. The closing price of the EEM Fund on February 26, 2018 was $50.18. We obtained the closing prices of the EEM Fund from Bloomberg Professional® service (“Bloomberg”), without independent verification. Historical performance of the EEM Fund should not be taken as an indication of future performance. Future performance of the EEM Fund may differ significantly from historical performance, and no assurance can be given as to the closing price of the EEM Fund during the term of the securities, including on any scheduled trading day during a determination period, on any determination period-end date or on the final determination date. We cannot give you assurance that the performance of the EEM Fund will result in the return of any of your initial investment. The closing prices below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits.

iShares® MSCI Emerging Markets ETF	High	Low	Period End
2013
First Quarter	$45.20	$41.80	$42.78
Second Quarter	$44.23	$36.63	$38.57
Third Quarter	$43.29	$37.34	$40.77
Fourth Quarter	$43.66	$40.44	$41.77
2014
First Quarter	$40.99	$37.09	$40.99
Second Quarter	$43.95	$40.82	$43.23
Third Quarter	$45.85	$41.56	$41.56
Fourth Quarter	$42.44	$37.73	$39.29
2015
First Quarter	$41.07	$37.92	$40.13
Second Quarter	$44.09	$39.04	$39.62
Third Quarter	$39.78	$31.32	$32.78
Fourth Quarter	$36.29	$31.55	$32.19
2016
First Quarter	$34.28	$28.25	$34.25
Second Quarter	$35.26	$31.87	$34.36
Third Quarter	$38.20	$33.77	$37.45
Fourth Quarter	$38.10	$34.08	$35.01
2017
First Quarter	$39.99	$35.43	$39.39
Second Quarter	$41.93	$38.81	$41.39
Third Quarter	$45.85	$41.05	$44.81
Fourth Quarter	$47.81	$44.82	$47.12
2018
First Quarter (through February 26, 2018)	$52.08	$45.69	$50.18

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Principal at Risk Securities

EEM Fund Historical Performance* January 2, 2013 to February 26, 2018

* The dotted line indicates the downside threshold level of 75% of the initial underlier value of the EEM Fund.

Past performance is not indicative of future results.

February 2018	Page 26

Contingent Income Auto-Callable Securities due September 1, 2020

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Principal at Risk Securities

iShares® Russell 2000 ETF Overview

We have derived all information contained in this document regarding the iShares® Russell 2000 ETF (the “IWM Fund”) from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, iShares® Trust, BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). The IWM Fund is an investment portfolio maintained and managed by iShares® Trust. BFA is currently the investment adviser to the IWM Fund. The IWM Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “IWM.”

The IWM Fund seeks to track investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Index (the “RTY Index”). The RTY Index is an equity index that is designed to track the performance of the small capitalization segment of the U.S. equity market. As a subset of the Russell 3000® Index (the “Russell 3000”), the RTY Index consists of approximately 2,000 of the smallest companies (based on a combination of their market capitalization and current index membership) included in the Russell 3000. For more information about the RTY Index, see “Indices—The Russell Indices” in the accompanying index supplement, as supplemented by the following updated information. As of August 2017, to be eligible for inclusion in the RTY Index, each company is required to have more than 5% of its voting rights (aggregated across all of its equity securities) in the hands of unrestricted shareholders. Companies already included in the RTY Index have a 5 year grandfathering period to comply or they will be removed from the RTY Index in September 2022.

BFA pursues a “representative sampling” indexing strategy in attempting to track the performance of the RTY Index, and may not hold all of the equity securities included in the RTY Index. The IWM Fund invests in a representative sample of securities that collectively has an investment profile similar to the RTY Index. Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the RTY Index.

The RTY Index is a financial calculation, based on a grouping of financial instruments, and is not an investment product, while the IWM Fund is an actual investment portfolio. The performance of the IWM Fund and the RTY Index may vary for a number of reasons, including transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the IWM Fund’s portfolio and the RTY Index resulting from the IWM Fund’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the IWM Fund but not to the RTY Index. “Tracking error” is the divergence of the performance (return) of a fund’s portfolio from that of its underlying index. BFA expects that, over time, the IWM Fund’s tracking error will not exceed 5%. Because the IWM Fund uses a representative sampling indexing strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the IWM Fund. Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares® Trust, BFA and the IWM Fund, please see the IWM Fund’s prospectus. In addition, information about iShares® Trust and the IWM Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We have not independently verified the accuracy or completeness of such information. Information contained in the iShares® website and other publicly available information is not incorporated by reference in, and should not be considered a part of, this document.

Information about the IWM Fund as of market close on February 26, 2018:

Bloomberg Ticker Symbol:	IWM	52 Week High:	$159.96
Current Closing Price:	$154.99	52 Week Low:	$133.72
52 Weeks Ago (2/27/2017):	$140.00

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Based on the Value of the Worst Performing of the iShares® MSCI Emerging Markets ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

The following table sets forth the published high, low and period-end closing prices of the IWM Fund for each quarter for the period of January 2, 2013 through February 26, 2018. The associated graph shows the closing prices of the IWM Fund for each day in the same period. The closing price of the IWM Fund on February 26, 2018 was $154.99. We obtained the closing prices of the IWM Fund from Bloomberg, without independent verification. Historical performance of the IWM Fund should not be taken as an indication of future performance. Future performance of the IWM Fund may differ significantly from historical performance, and no assurance can be given as to the closing price of the IWM Fund during the term of the securities, including on any scheduled trading day during a determination period, on any determination period-end date or on the final determination date. We cannot give you assurance that the performance of the IWM Fund will result in the return of any of your initial investment. The closing prices below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits.

iShares® Russell 2000 ETF	High	Low	Period End
2013
First Quarter	$94.80	$86.65	$94.26
Second Quarter	$99.51	$89.58	$97.16
Third Quarter	$107.10	$98.08	$106.62
Fourth Quarter	$115.31	$103.67	$115.31
2014
First Quarter	$119.83	$108.64	$116.34
Second Quarter	$118.81	$108.88	$118.81
Third Quarter	$120.02	$109.35	$109.35
Fourth Quarter	$121.08	$104.30	$119.67
2015
First Quarter	$126.03	$114.69	$124.35
Second Quarter	$129.01	$120.85	$124.86
Third Quarter	$126.31	$107.53	$109.20
Fourth Quarter	$119.85	$109.01	$112.51
2016
First Quarter	$110.62	$94.80	$110.62
Second Quarter	$118.43	$108.69	$114.97
Third Quarter	$125.70	$113.69	$124.21
Fourth Quarter	$138.31	$115.00	$134.85
2017
First Quarter	$140.36	$133.75	$137.48
Second Quarter	$142.10	$133.72	$140.92
Third Quarter	$148.18	$134.83	$148.18
Fourth Quarter	$154.30	$145.63	$152.46
2018
First Quarter (through February 26, 2018)	$159.96	$145.44	$154.99

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Principal at Risk Securities

IWM Fund Historical Performance* January 2, 2013 to February 26, 2018

* The dotted line indicates the downside threshold level of 75% of the initial underlier value of the IWM Fund.

Past performance is not indicative of future results.

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Principal at Risk Securities

SPDR® S&P 500® ETF Trust Overview

We have derived all information contained in this document regarding the SPDR® S&P 500® ETF Trust (the “SPY Fund”) from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, State Street Global Advisors Trust Company (“SSGA TC”), as trustee of the SPY Fund, and PDR Services LLC (“PDRS”), as sponsor of the SPY Fund. The SPY Fund is a unit investment trust that trades on the NYSE Arca, Inc. under the ticker symbol “SPY.”

The SPY Fund’s objective is to provide investment results that, before expenses, correspond generally to the price and yield performance of the S&P 500® Index (the “SPX Index”). For more information about the SPX Index, see “Indices—The S&P U.S. Indices” in the accompanying index supplement, as supplemented by the following updated information. Beginning in June 2016 (or July 2017, in the case of IEX), U.S. common equities listed on Bats BZX, Bats BYX, Bats EDGA, Bats EDGX or IEX were added to the universe of securities that are eligible for inclusion in the SPX Index and, effective March 10, 2017, the minimum unadjusted company market capitalization for potential additions to the SPX Index was increased to $6.1 billion from $5.3 billion. In addition, as of July 31, 2017, the securities of companies with multiple share class structures are no longer eligible to be added to the SPX Index, but securities already included in the SPX Index have been grandfathered and are not affected by this change.

The SPY Fund seeks to achieve its investment objective by holding a portfolio of the common stocks that are included in the SPX Index, with the weight of each stock substantially corresponding to the weight of that stock in the SPX Index. At any time, the SPY Portfolio will consist of as many of the securities composing the SPX Index as is practicable. To maintain the correspondence between the composition and weightings of the securities held by the SPY Fund and the component securities of the SPX Index, SSGA TC adjusts the holdings of the SPY Fund from time to time to conform to periodic changes in the identity and/or relative weightings of the component securities. SSGA TC aggregates certain of these adjustments and makes conforming changes to the holdings of the SPY Fund at least monthly or more frequently in the case of significant changes to the SPX Index.

The return of the SPY Fund may not match or achieve a high degree of correlation with the return of the SPX Index due to expenses and transaction costs incurred in adjusting the SPY Fund’s portfolio. In addition, it is possible that the SPY Fund may not always fully replicate the performance of the SPX Index due to the unavailability of certain the SPX Index securities in the secondary market or due to other extraordinary circumstances.

The SPY Fund is a registered investment company. Information provided to or filed with the SEC by the SPY Fund pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-46080 and 811-06125, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding the SPY Fund, SSBTC and PDRS, please see the SPY Fund’s prospectus. In addition, information about the SPY Fund, SSGA TC and PDRS may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the SPY Fund website at www.spdrs.com. We have not independently verified the accuracy or completeness of such information. Information contained in the SPY Fund’s website and other publicly available information is not incorporated by reference in, and should not be considered a part of, this document.

Information about the SPY Fund as of market close on February 26, 2018:

Bloomberg Ticker Symbol:	SPY	52 Week High:	$286.58
Current Closing Price:	$277.90	52 Week Low:	$232.51
52 Weeks Ago (2/27/2017):	$237.11

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Principal at Risk Securities

The following table sets forth the published high, low and period-end closing prices of the SPY Fund for each quarter for the period of January 2, 2013 through February 26, 2018. The associated graph shows the closing prices of the SPY Fund for each day in the same period. The closing price of the SPY Fund on February 26, 2018 was $277.90. We obtained the closing prices of the SPY Fund from Bloomberg, without independent verification. Historical performance of the SPY Fund should not be taken as an indication of future performance. Future performance of the SPY Fund may differ significantly from historical performance, and no assurance can be given as to the closing price of the SPY Fund during the term of the securities, including on any scheduled trading day during a determination period, on any determination period-end date or on the final determination date. We cannot give you assurance that the performance of the SPY Fund will result in the return of any of your initial investment. The closing prices below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits.

SPDR® S&P 500® ETF Trust	High	Low	Period End
2013
First Quarter	$156.73	$145.53	$156.55
Second Quarter	$167.11	$154.14	$160.01
Third Quarter	$173.14	$161.16	$168.10
Fourth Quarter	$184.67	$165.48	$184.67
2014
First Quarter	$188.26	$174.15	$187.04
Second Quarter	$196.48	$181.48	$195.72
Third Quarter	$201.82	$190.99	$197.02
Fourth Quarter	$208.72	$186.27	$205.50
2015
First Quarter	$211.99	$198.97	$206.43
Second Quarter	$213.50	$205.42	$205.85
Third Quarter	$212.59	$187.27	$191.63
Fourth Quarter	$211.00	$192.13	$203.89
2016
First Quarter	$206.10	$183.03	$205.56
Second Quarter	$212.39	$199.53	$209.53
Third Quarter	$219.09	$208.39	$216.30
Fourth Quarter	$227.76	$208.55	$223.53
2017
First Quarter	$239.78	$225.24	$235.74
Second Quarter	$244.66	$232.51	$241.80
Third Quarter	$251.23	$240.55	$251.23
Fourth Quarter	$268.20	$252.32	$266.86
2018
First Quarter (through February 26, 2018)	$286.58	$257.63	$277.90

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Principal at Risk Securities

SPY Fund Historical Performance* January 2, 2013 to February 26, 2018

* The dotted line indicates the downside threshold level of 75% of the initial underlier value of the SPY Fund.

Past performance is not indicative of future results.

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Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the terms on the cover page of this document.

Additional provisions:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

You should review carefully the sections entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts with Associated (Contingent) Coupons” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” in the accompanying prospectus supplement. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

In determining our reporting responsibilities, if any, we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts with Associated (Contingent) Coupons” in the accompanying prospectus supplement. Our special tax counsel, Davis Polk & Wardwell LLP, has advised that it believes this treatment to be reasonable, but that there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt.

Sale, exchange or redemption of a security. Assuming the treatment described above is respected, upon a sale or exchange of the securities (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities (assuming contingent quarterly payments are properly treated as ordinary income, consistent with the position referred to above). This gain or loss should be short-term capital gain or loss unless you hold the securities for more than one year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the securities at the issue price. The deductibility of capital losses is subject to limitations. If you sell your securities between the time your right to a contingent quarterly payment is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the contingent quarterly payment. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a determination period-end date but that can be attributed to an expected contingent quarterly payment could be treated as ordinary income. You should consult your tax advisor regarding this issue.

As noted above, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders. Insofar as we have responsibility as a withholding agent, we do not currently intend to treat contingent quarterly payments to non-U.S. holders (as defined in the accompanying prospectus supplement) as subject to U.S. withholding tax. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2019 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel is of the opinion that these regulations should not apply to the securities with regard to non-U.S. holders. Our determination

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Principal at Risk Securities

is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.
Trustee:	The Bank of New York Mellon
Calculation agent:	Barclays Bank PLC
Use of proceeds and hedging:

The net proceeds we receive from the sale of the securities will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the securities by taking positions in futures and options contracts on the underliers or the tracked indices and any other securities or instruments we may wish to use in connection with such hedging. Trading and other transactions by us or our affiliates could affect the values of the underliers, the market value of the securities or any amounts payable on the securities. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Benefit Plan Investor Considerations” in the accompanying prospectus supplement.
Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the securities offered by this pricing supplement have been executed and issued by Barclays Bank PLC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of June 28, 2017, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on June 28, 2017, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of Davis Polk & Wardwell LLP, dated June 28, 2017, which has been filed as an exhibit to the report on Form 6-K referred to above.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This document represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying prospectus, prospectus supplement and index supplement for this offering, which can be accessed via the hyperlinks on the cover page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission for each security they sell, and Morgan Stanley Wealth Management will receive a structuring fee for each security, in each case as specified on the cover page of this document.

We expect that delivery of the securities will be made against payment for the securities on the original issue date indicated on the cover of this document, which is expected to be more than two business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities on any date prior to two business days before delivery will be required, by virtue of the fact that the securities will initially settle in more than two business days, to specify alternative settlement arrangements to prevent a failed settlement. See “Plan of Distribution (Conflicts of Interest)” in the prospectus supplement.

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Principal at Risk Securities

The securities are not intended to be offered, sold or otherwise made available to and may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA Retail Investor”). For these purposes, an EEA Retail Investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended from time to time, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to EEA Retail Investors has been prepared and therefore offering or selling such securities or otherwise making them available to any EEA Retail Investor may be unlawful under the PRIIPs Regulation.

February 2018	Page 35